EXHIBIT 10.1

BROADWING CORPORATION

2000 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT (the “Agreement”), dated as of the              day of                         , 200   (the “Effective Date”) and entered into by and between Broadwing Corporation (formally known as Corvis Corporation; the “Company”) and                                 , a member of the Company Board of Directors (the “Participant”).

WITNESSETH THAT:

WHEREAS, the Company maintains a 2000 Long Term Incentive Plan (the “Plan”);

WHEREAS, in consideration of the Participant’s past services for the Company and its subsidiaries, the Participant has been selected by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to receive an award under the Plan; and

WHEREAS, to the extent not specified in the Plan, the terms of the award have been determined by the Committee and are set forth in this Agreement;

NOW THEREFORE, IT IS AGREED between the Company and the Participant as follows:

1. Award. This Agreement evidences the award to the Participant, pursuant to the terms of the Plan, of              shares of Stock (the “Award”) which are subject to the restrictions set forth in Section 2 hereof (“Restricted Stock”). The award of Restricted Stock is subject in all respects to the terms of this Agreement and the Plan.

2. Vesting of Shares. One hundred percent (100%) of the Restricted Shares shall initially be unvested. Subject to the terms and conditions of this Agreement, including Section 6, one quarter (25%) of the shares of Restricted Stock shall be vested (or earned) in one annual installment on the first anniversary of the Effective Date and one quarter percent (25%) of the of the shares of Restricted Stock shall vest at the end of each anniversary of the Effective Date thereafter for a period of three years (each a “Vesting Date”); provided, however, that in no event shall a Vesting Date occur after the Participant’s termination of service on the Board of Directors (the “Board”) of the Company.

3. Restrictions on Restricted Stock. During the period commencing on the Effective Date and ending on the Vesting Date with respect to any share of Restricted Stock (the “Restricted Period”):

(a) the certificate representing such share shall be registered in the name of the Participant and shall be deposited by the Participant with the Company together with a stock power endorsed in blank;

(b) the Participant shall be treated as a stockholder with respect to such share, including the right to vote such share and to receive the dividends with respect to such share; provided, however, that any stock dividends with respect to such share shall be subject to the same restrictions as the share to which they relate; and

(c) the shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

4. Transfers at Termination of Restricted Period. At the end of the Restricted Period with respect to any share of Restricted Stock, the certificate representing such share shall be transferred free of all restrictions to the Participant (or the Participant’s legal representative, beneficiary or heir).

5. Forfeitures. Notwithstanding any other provision of this Agreement, the Participant shall forfeit, and thereafter shall have no further rights with respect to, any share of Restricted Stock which is not vested (or earned) as of the date of the Participant’s termination of service on the Board of the Company.

6. Accelerated Vesting. The following shall apply regarding accelerated vesting of the Award:

(a) In the event of a Corporate Transaction (as defined below), if, within 24 months following the occurrence of a Corporate Transaction a Participant’s service on the Board of the Company is terminated by the Company for reasons other than Cause (as defined in the Plan), then all shares of Restricted Stock shall become fully vested.

(b) In the event of a Corporate Transaction, if, within 24 months following the occurrence of a Corporate Transaction, a Participant terminates his service on the Board of the Company for Good Reason (as defined in the Plan), then fifty percent (50%) of the shares of Restricted Stock that are not then fully vested shall become fully vested.

(c) For purposes of this Agreement, the term “Corporate Transaction” shall mean a Corporate Transaction within the meaning of the Plan. In addition, for purposes of this Agreement (and not for any other purpose, including for purposes of the Plan) a Corporate Transaction shall be deemed to have occurred if there is a transaction which includes or involves a sale or transfer, to a party that is not owned or controlled by the Company or any of its affiliates, of substantially all of the Telecommunications Services Business (as defined below) of the Company without the sale or transfer of substantially all of the stock or assets of the Company. For the purpose of this Agreement, the phrase “substantially all of the Telecommunications Services Business” means the sale or transfer of Company assets representing 50% or more of the Telecommunications Services Business gross revenues generated by the Company during the 12 month period immediately prior to the date of such sale or transfer of assets.

(d) “Telecommunication Services Business” means, for the purpose of this Agreement, any commercial service(s) involving the transmission of voice and/or data through any medium by means of electrical impulses and includes all aspects of transmitting and receiving information. Further, “Telecommunication Services Business” also includes, but is not limited to, digital, analog, voice, data, message, and video transmissions, including the terminal, transmission and switching facilities of government and public telecommunications systems, as well as operating and network software.

7. Nontransferability. The shares of Restricted Stock subject to this Agreement shall not be transferable except by will or the laws of descent and distribution unless and until such shares are fully vested (or earned) by the Participant in accordance with this Agreement.

8. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee and the Committee shall have all of the powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

9. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan.

10. Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Participant. The terms of this Agreement and the Plan shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

10. Employee and Shareholder Status. This Agreement does not constitute a contract of employment and does not give the Participant the right to be retained as an employee of the Company. Except as specifically provided in paragraph 3, this Agreement does not confer upon the Participant or any holder thereof any right as a shareholder of the Company prior to the issuance of Stock hereunder.

11. Amendment. This Agreement may be amended by written agreement of the Participant and the Company, subject to the consent of the Committee, without the consent of any other person.

12. Defined Terms. Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Agreement.

13. Legend. Any Restricted Stock issued without registration of such Shares under the Securities Act of 1933, as amended (the “Act”), shall be restricted securities subject to the terms of Rule 144 under the Act. The certificates representing any such Shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such Shares.

14. Taxes. The Participant shall make arrangements satisfactory to the Committee for the withholding of any amounts necessary for withholding in accordance with applicable federal or state income tax laws.

15. Plan Receipt and Acknowledgement. The Participant acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Restricted Stock Award subject to all of the terms and provisions of the Plan.

IN WITNESS WHEREOF, the Participant has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written.

Participant
Broadwing Corporation

By
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